CONSENT OF FINANCIAL ADVISORS

We consent to the reference to our firm under the captions "Summary" and "The Merger--Opinion of Financial Advisors--MCB Financial" in the Registration Statement on Form S-4.


Fox-Pitt, Kelton Inc.



San Francisco, California
September 21, 2001